EXHIBIT 99.1
T-Mobile Adds Over 8 Million Customers for Second Consecutive Year

The Un-carrier continues to deliver growth adding 23,000 new customers per day on average for the past two years

Preliminary Full-Year 2015 Customer Highlights:

•	8.3 million total net customer additions

•	4.5 million branded postpaid net customer additions

•	3.5 million branded postpaid phone net customer additions

•	1.3 million branded prepaid net customer additions

•	304 million people now covered by the nation’s fastest 4G LTE network

Preliminary Fourth Quarter 2015 Customer Highlights:

•	2.1 million total net customer additions

•	1.3 million branded postpaid net customer additions

•	917,000 branded postpaid phone net customer additions

•	469,000 branded prepaid net customer additions

•	Branded postpaid phone churn of 1.46%, down 27 basis points year-over-year

BELLEVUE, Wash. — January 6, 2016 - T-Mobile US, Inc. (NASDAQ: TMUS) today provided a preliminary view of key customer results for the fourth quarter of 2015, once again demonstrating that customers are choosing T-Mobile for flexibility, choice and value.

“In 2015 we AGAIN saw 8.3 million customers come to T-Mobile, and 2.1 million in Q4 - marking 11 consecutive quarters of over 1 million net adds and 3 quarters in a row with more than 2 million total nets for the Un-carrier,” said John Legere, President and CEO of T-Mobile. “That means we added 23,000 customers per day, EVERY DAY for the last two years, so trust me when I say we have NO plans to stop disrupting the status quo in wireless!”

Preliminary Fourth Quarter and Full-Year 2015 Customer Results

In the fourth quarter of 2015, T-Mobile added 2.1 million net customers, bringing its total customer count to more than 63 million at year-end 2015. This was the eleventh consecutive quarter that the Company has generated more than 1 million net customer additions and the third consecutive quarter with more than 2 million net customer additions. Full-year 2015 also marked the second consecutive year that the Company added more than 8 million net customers, which is expected to once again lead the wireless industry.

T-Mobile also saw ongoing strength in branded postpaid customers, reporting branded postpaid net customer additions of 1.3 million in the fourth quarter of 2015. This was the sixth consecutive quarter in which the Company has reported more than 1 million branded postpaid net customer additions. Branded postpaid phone net customer additions were 917,000 in the fourth quarter of 2015, bringing the total branded postpaid phone net customer additions to approximately 10 million since the launch of the Un-carrier. For full-year 2015, the Company added 4.5 million branded postpaid net customer additions, well above the revised guidance for branded postpaid net customer additions of 3.8 to 4.2 million provided in connection with the third quarter of 2015 earnings.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Branded prepaid net customer additions in the fourth quarter of 2015 were 469,000. For full-year 2015, the Company added 1.3 million branded prepaid net customer additions.

Wholesale net customer additions were 301,000 in the fourth quarter of 2015 and 2.4 million for full-year 2015.

Branded postpaid phone churn was 1.46% in the fourth quarter of 2015, down 27 basis points year-over-year, marking the best churn improvement of the year. Sequentially, churn was stable instead of the typical seasonal increase.

T-Mobile delivered on some major network milestones in 2015. The Company more than doubled its LTE footprint during the year, expanding its reach to 304 million Americans. T-Mobile also aggressively rolled out Extended Range LTE on low-band 700MHz A-Block spectrum, which is now live in over 300 markets covering 185 million Americans, while continuing to deploy Wideband LTE, which is now live nationwide.

America’s Un-carrier plans to share more details and its full financial results for fourth quarter and full-year 2015 in February.

Preliminary Customer Results

	As of			% Change
(in thousands)	December 31, 2015 (1)	September 30, 2015	December 31, 2014	Qtr/Qtr	Year/Year
Customers, end of period
Branded postpaid phone customers	29,355	28,438	25,844	3.2%	13.6%
Branded postpaid mobile broadband customers	2,340	1,965	1,341	19.1%	74.5%
Total branded postpaid customers	31,695	30,403	27,185	4.2%	16.6%
Branded prepaid customers	17,631	17,162	16,316	2.7%	8.1%
Total branded customers	49,326	47,565	43,501	3.7%	13.4%
Wholesale customers	13,956	13,655	11,517	2.2%	21.2%
Total customers, end of period	63,282	61,220	55,018	3.4%	15.0%

	Three Months Ended			% Change		Year Ended		% Change
(in thousands)	December 31, 2015 (1)	September 30, 2015	December 31, 2014	Qtr/Qtr	Year/Year	2015 (1)	2014	2015 vs 2014
Net customer additions
Branded postpaid phone customers	917	843	1,037	8.8%	(11.6)%	3,511	4,047	(13.2)%
Branded postpaid mobile broadband customers	375	242	239	55.0%	56.9%	999	839	19.1%
Total branded postpaid customers	1,292	1,085	1,276	19.1%	1.3%	4,510	4,886	(7.7)%
Branded prepaid customers	469	595	266	(21.2)%	76.3%	1,315	1,244	5.7%
Total branded customers	1,761	1,680	1,542	4.8%	14.2%	5,825	6,130	(5.0)%
Wholesale customers	301	632	586	(52.4)%	(48.6)%	2,439	2,204	10.7%
Total net customer additions	2,062	2,312	2,128	(10.8)%	(3.1)%	8,264	8,334	(0.8)%

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

	Three Months Ended			Quarter-over-Quarter Change	Year-over-Year Change
	December 31, 2015 (1)	September 30, 2015	December 31, 2014
Branded postpaid phone churn	1.46%	1.46%	1.73%	—	-27 bps
Branded prepaid churn	4.20%	4.09%	5.39%	+11 bps	-119 bps

(1)
The Company's customer results for the fourth quarter and full-year 2015 are preliminary and subject to completion of the Company's year-end closing review procedures. Full fourth quarter results are expected to be released in February.

T-Mobile Social Media

Investors and others should note that the Company announces material financial and operational information to its investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the @TMobileIR Twitter account (https://twitter.com/TMobileIR) and the @JohnLegere Twitter (https://twitter.com/JohnLegere) and Periscope accounts, which Mr. Legere also uses as a means for personal communications and observations, as means of disclosing information about the Company and its services and for complying with its disclosure obligations under Regulation FD. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. The social media channels that the Company intends to use as a means of disclosing the information described above may be updated from time to time as listed on the Company’s investor relations website.

About T-Mobile US, Inc.:

As America's Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. The Company's advanced nationwide 4G LTE network delivers outstanding wireless experiences to more than 63 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS. For more information, please visit http://www.T-Mobile.com or join the conversation on Twitter using $TMUS.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Any statements made herein that are not statements of historical fact, including statements about T-Mobile US, Inc.'s plans, outlook, beliefs, opinion, projections, guidance, strategy, integration of MetroPCS, expected network modernization and other advancements, are forward-looking statements. Generally, forward-looking statements may be identified by words such as "anticipate," "expect," "suggests," "plan," “project,” "believe," "intend," "estimates," "targets," "views," "may," "will," "forecast," and other similar expressions. The forward-looking statements speak only as of the date made, are based on current assumptions and expectations, and involve a number of risks and uncertainties. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: our ability to compete in the highly competitive U.S. wireless telecommunications industry; adverse conditions in the U.S. and international economies and markets; significant capital commitments and the capital expenditures required to effect our business plan; our ability to adapt to future changes in technology, enhance existing offerings, and introduce new offerings to address customers' changing demands; changes in legal and regulatory requirements, including any change or increase in restrictions on our ability to operate our network; our ability to successfully maintain and improve our network, and the possibility of incurring additional costs in doing so; major equipment failures; severe weather conditions or other force majeure events; and other risks described in our filings with the Securities and Exchange Commission, including those described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You should not place undue reliance on these forward-looking statements. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Press Contact:	Investor Relations Contact:
Media Relations	Nils Paellmann
T-Mobile US, Inc.	T-Mobile US, Inc.
mediarelations@t-mobile.com	877-281-TMUS or 212-358-3210
http://newsroom.t-mobile.com	investor.relations@t-mobile.com
http://investor.t-mobile.com

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com
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